Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

PROFITS AND CONTINUED GROWTH

Chesapeake, VA - Monarch Financial Holdings , Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record annual and fourth quarter profitability, along with continued loan, deposit and asset growth. Annual and fourth quarter 2009 highlights are:

•	Record annual net income of $4,855,672, up 329% from 2008

•	2009 Earnings per share $0.66, up from $0.21 one year prior

•	Record 4th quarter net income of $1,223,027

•	Addition of $20 million in new capital, repayment of U.S. Treasury TARP Capital

•	Annual asset growth of $92 million, up 15.4%

•	Closed over $1.1 billion in mortgage loans in 2009

•	Non-performing assets 1.32% to total assets, remain significantly below peer

Net income for 2009 was $4,855,672 compared to $1,132,883 for the previous year. The annualized return on average equity (ROE) was 7.55%, and the annualized return on average assets (ROA) was 0.75%. Year-to-date 2009 diluted earnings per share were $0.66, compared to $0.21 the previous year. The cost of repaying the U.S. Treasury preferred shares related to warrants issued reduced earnings per common share in the fourth quarter and year-to-date by $0.03 per share. For the fourth quarter of 2009, net income was $1,223,027, a major increase compared to the loss of ($1,534,678) for the same period in 2008. The quarterly annualized return on average equity (ROE) was 7.15%, and the annualized return on average assets (ROA) was 0.73%. Quarterly diluted earnings per share were $0.13, an improvement over the fourth quarter of 2008 when the basic and diluted loss per share was ($0.28).

“We accomplished so much in a year that challenged all banks. We reached record profitability, fully repaid the U.S. Treasury preferred stock investment, and oversubscribed and raised $20 million in new capital. Monarch Mortgage had a record year for applications and closed mortgage loans, and was a major contributor to our performance. We produced these record results despite historically higher credit costs and approximately one million dollars in additional FDIC deposit insurance expense.” stated Brad Schwartz, Chief Executive Officer of Monarch Bank.

Total assets at December 31, 2009 were $689 million, up $92 million or 15.4% from $597 million one year prior. Total loans held for investment increased $33 million to $538 million, up 6.5% from 2008. Mortgage loans held for sale increased $25 million to $79 million, up 45.3% from 2008. Deposits increased $44 million to $540 million, up 8.9% from 2008. Borrowings also grew in 2009, primarily to fund growth in our mortgage pipeline. “Our growth and overall performance further differentiates us from our competitors, and positions us for growth opportunities in 2010 and beyond.” stated Neal Crawford, President of Monarch Bank.

The company continues to experience better asset quality performance than its local and national peer group. Non-performing assets represented 1.32% of total assets at year end 2009, down from 1.35% on December 31, 2008. There was one $203,000 loan 90 days or more past due and still accruing, $6.8 million in non-accrual loans, and $2.1 million in other real estate owned. The Company was aggressive in recognizing losses and disposing of non-performing assets throughout the year. The allowance for loan losses represents 1.73% of total loans held for investment, compared to 1.59% one year earlier.

Monarch repaid in full $14.7 million in preferred stock issued under the U.S. Treasury’s CPP/TARP program in late December 2009. The company also issued $20 Million in new convertible preferred stock in December 2009. Equity to assets was 9.86% as of December 31, 2009, compared to 10.03% one year prior. Total risk-based capital to risk weighted assets equaled 14.21%, significantly higher than what is required to be meet “Well Capitalized” standards, the highest rating of capital strength by bank regulatory standards.

Net interest income increased 36.8% or $5.9 million in 2009 compared to 2008 due to a combination of improved asset yields, earning asset growth, and declines in funding costs. The net interest margin improved to 3.64% for 2009 compared to 3.11% in 2008, with the net interest margin improving to 3.99% for the fourth quarter of 2009 compared to 2.83% for the same period in 2008.

Non-interest income grew 80% from the same period in 2008, fueled by increased production at Monarch Mortgage and growth in banking fee income. Non-interest income represented 52% of total revenues in 2009, compared to 39% in 2008. Monarch Mortgage closed $1.19 Billion in mortgage loans in 2009, up from $577 million in 2008. Monarch Mortgage is focused on the retail A-paper mortgage market and does not participate in the sub-prime or wholesale mortgage markets. Non-interest expense grew 55%, with the majority of the increase related to the expansion and increased production of Monarch Mortgage and a 333% or close to a one million dollar increase in FDIC insurance expense.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eight banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have twenty-three offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Home Mortgage Solutions, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	January 26, 2010

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December
	2009	2008
ASSETS:
Cash and due from banks	$17,130	$8,418
Interest bearing bank balances	2,541	112
Federal funds sold	14,680	66

Investment securities:
Securities available for sale	7,190	5,847
Securities held to maturity	—	500

Total investment securities	7,190	6,347

Mortgage loans held for sale	78,998	54,369

Loans	537,700	504,712
Less: allowance for loan losses	(9,300)	(8,046)

Net loans	528,400	496,666

Bank premises and equipment	8,973	8,386
Restricted equity securities	7,020	3,575
Bank owned life insurance	7,050	6,788
Goodwill	775	775
Intangible assets	818	997
Accrued interest receivable and other assets	15,764	10,699

Total assets	$689,339	$597,198

LIABILITIES:
Demand deposits—non-interest bearing	$76,169	$78,894
Demand deposits—interest bearing	19,671	15,363
Money market deposits	157,309	129,287
Savings deposits	22,812	20,444
Time deposits	264,078	252,098

Total deposits	540,039	496,086

FHLB borrowings	66,159	27,675
Federal funds purchased	—	385
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	5,164	3,164

Total liabilities	621,362	537,310

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized, none issued	—	—
Noncumulative perpetual preferred stock, series B, $25 par value, 800,000 issued and outstanding	20,000	—
Cumulative perpetual preferred stock, series A, $1,000 par value, 14,700 issued, 0 outstanding at December 31, 2009 14,700 issued and outstanding December 31, 2008	—	14,700
Unearned discount on Series A cumulative perpetual preferred stock	—	(219)
Common stock, $5 par, 20,000,000 shares authorized, issued 5,865,534 shares outstanding at December 31, 2009 and 5,735,007 shares outstanding at December 31, 2008	29,328	28,675
Capital in excess of par value	6,345	8,066
Retained earnings	12,360	8,528
Accumulated other comprehensive income	(163)	27

Total Monarch Financial Holdings, Inc. stockholders’ equity	67,870	59,777
Noncontrolling interest	107	111

Total equity	67,977	59,888

Total liabilities and stockholders’ equity	$689,339	$597,198

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended December 31		Year Ended December 31
	2009	2008	2009	2008
INTEREST INCOME:
Interest on federal funds sold	$8,707	$6,374	$18,694	$23,818
Interest on other bank accounts	264	493	2,166	65,533
Dividends on restricted securities	20,753	27,480	101,306	189,686
Interest and dividends on investment securities	53,351	115,898	234,890	483,547
Interest and fees on loans	8,388,129	7,282,011	32,160,603	30,104,748

Total interest income	8,471,204	7,432,256	32,517,659	30,867,332

INTEREST EXPENSE:
Interest on deposits	1,838,039	3,201,624	8,987,757	12,673,382
Interest on trust preferred subordinated debt	122,850	135,537	328,066	520,326
Interest on other borrowings	240,337	249,824	1,105,335	1,522,275

Total interest expense	2,201,226	3,586,985	10,421,158	14,715,983

NET INTEREST INCOME	6,269,978	3,845,271	22,096,501	16,151,349
PROVISION FOR LOAN LOSSES	1,098,811	3,769,463	5,183,747	5,014,076

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,171,167	75,808	16,912,754	11,137,273

NON-INTEREST INCOME:
Service charges on deposit accounts	448,882	348,712	1,501,690	1,370,229
Mortgage banking income	8,574,896	4,475,397	32,476,932	16,471,341
Investment and insurance commissions	71,989	286,513	749,422	1,277,608
Security gains, net	—	(67,229)	—	(56,428)
Other income	12,198	109,814	906,213	741,435

Total non-interest income	9,107,965	5,153,207	35,634,257	19,804,185

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,477,889	4,785,974	30,832,738	19,008,912
Occupancy and equipment	1,077,931	857,084	3,871,050	3,401,452
Loan expense	1,258,240	611,340	3,798,963	1,922,651
Data processing	181,100	179,817	781,681	669,135
FDIC insurance	204,318	86,809	1,290,073	298,019
Other expenses	1,201,534	1,042,876	4,459,839	3,722,676

Total non-interest expense	12,401,012	7,563,900	45,034,344	29,022,845

INCOME BEFORE TAXES	1,878,120	(2,334,885)	7,512,667	1,918,613
Income tax provision	619,200	(823,000)	2,452,970	504,500

NET INCOME	1,258,920	(1,511,885)	5,059,697	1,414,113

Less: Net income attributable to noncontrolling interest	(35,893)	(22,793)	(204,025)	(281,230)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$1,223,027	$(1,534,678)	$4,855,672	$1,132,883

Preferred stock dividend and accretion of preferred stock discount	476,156	—	1,062,963	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$746,871	$(1,534,678)	$3,792,709	$1,132,883

NET INCOME PER COMMON SHARE:
Basic	$0.13	$(0.28)	$0.67	$0.21
Diluted	$0.13	$(0.28)	$0.66	$0.21

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended December 31			Year Ended December 31,
	2009	2008	Change	2009	2008	Change
EARNINGS
Interest income	$8,471	$7,432	14.0%	$32,518	$30,867	5.3%
Interest expense	2,201	3,587	(38.6)	10,421	14,716	(29.2)
Net interest income	6,270	3,845	63.1	22,097	16,151	36.8
Provision for loan losses	1,099	3,769	(70.8)	5,184	5,014	3.4
Noninterest income	9,108	5,153	76.8	35,634	19,804	79.9
Noninterest expense	12,401	7,563	64.0	45,034	29,022	55.2
Pre-tax net income (loss)	1,878	(2,334)	180.5	7,513	1,919	291.5
Minority interest in net income	36	23	56.5	204	281	(27.4)
Income taxes (benefit)	619	(823)	175.2	2,453	505	385.7
Net income	1,223	(1,534)	179.7	4,856	1,133	328.6

PER COMMON SHARE
Earnings per share - basic	$0.13	$(0.28)	146.4%	$0.67	$0.21	219.0%
Earnings per share - diluted	0.13	(0.28)	146.4	0.66	0.21	214.3
Book value				8.18	7.92	3.3
Tangible book value				7.91	7.61	3.9
Closing market price (adjusted)				6.10	6.75	(9.6)

FINANCIAL RATIOS
Return on average assets	0.72%	(0.10)%	820.0%	0.75%	0.20%	275.0%
Return on average stockholders’ equity	7.08	(12.53)	156.5	7.55	2.66	183.8
Net interest margin (FTE)	3.99	2.83	41.0	3.64	3.11	17.0
Non-interest revenue/Total revenue	51.8	40.9	26.7	52.3	39.1	33.8
Efficiency - Consolidated	80.3	83.6	(3.9)	77.7	80.2	(3.1)
Efficiency - Bank only	64.8	75.5	(14.2)	58.2	71.7	(18.8)
Average equity to average assets	10.20	8.33	22.4	9.90	7.67	29.1
Total risk based capital - Consolidated				14.21	14.79	(3.9)
Total risk based capital - Bank only				10.82	11.87	(8.8)

PERIOD END BALANCES
Total loans held for sale				$78,998	$54,369	45.3%
Total loans held for investment				537,700	504,712	6.5
Interest-earning assets				647,829	568,463	14.0
Assets				689,339	597,198	15.4
Total deposits				540,039	496,086	8.9
Other borrowings				77,159	38,060	102.7
Stockholders’ equity				67,977	59,888	13.5

AVERAGE BALANCES
Total loans held for investment	$525,587	$502,294	4.6%	$515,903	$477,016	8.2%
Interest-earning assets	633,854	552,934	14.6	618,431	530,420	16.6
Assets	672,620	584,480	15.1	649,356	555,212	17.0
Total deposits	532,644	492,195	8.2	513,386	455,670	12.7
Other borrowings	48,186	29,093	65.6	54,214	43,556	24.5
Stockholders’ equity	68,575	48,713	40.8	64,300	42,573	51.0

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,550	$4,991	91.3%	$8,046	$3,976	102.4%
Provision for loan losses	1,099	3,769	(70.8)	5,184	5,014	3.4
Charge-offs	1,359	738	84.1	4,022	1,033	289.4
Recoveries	10	24	(58.3)	92	89	3.4
Ending balance	9,300	8,046	15.6	9,300	8,046	15.6
Net charge-off loans to average loans	0.26	0.14	80.6	0.76	0.20	284.9

ASSET QUALITY RATIOS
Nonperforming assets to total assets				1.32%	1.35%	(3.0	)bp
Allowance for loan losses to total loans				1.73	1.59	13.5	bp
Allowance for loan losses to nonperforming loans				132.59	107.19	23.7%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$203	$—	100.0%
Nonaccrual				6,811	7,506	(9.3)
OREO				2,116	533	297.0

Nonperforming assets				9,130	8,039	13.6%

bp - Change is measured as difference in basis points.